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                                                                   Exhibit 24.9

                              CONSENT OF DIRECTOR

I, Harold F. (Bud) Enright, Jr., consent to: (i) the inclusion of the attached biographical information and the disclosure as Board nominee in divine interVentures, inc's ("divine") Registration Statement on Form S-1 or any amendment thereto, and (ii) serving as director of divine upon my election to the Board of divine.

                                         /s/ Harold F. Enright, Jr.
                                         --------------------------
                                             Harold F. Enright, Jr.